Exhibit 32.1

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Appleton Papers Inc. (the “Company”), hereby certifies that to his knowledge:

(1)
the Company’s Quarterly Report on Form 10-Q for the period ended September 28, 2008 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

APPLETON PAPERS INC.

Dated: November 10, 2008		/s/ Mark R. Richards
	Name:	Mark R. Richards
	Title:	Chairman, President and Chief Executive Officer

This certification accompanies this Annual Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of the Securities Exchange Act of 1934, as amended.